UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2010
ImaRx Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33043	86-0974730

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6860 Lexington Avenue, Suite 120 Hollywood, CA	90038

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (323) 790-1717
C/O Stoel Rives LLP,
201 S. Main Street, Suite 1100
Salt Lake City, UT 84111
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K
IMARX THERAPEUTICS, INC.

Item	Page
Item 1.01. Entry into a Material Definitive Agreement.	4

Item 2.01. Completion of Acquisition or Disposition of Assets.	4

Description of Business	5

Properties	8

Legal Proceedings	8

Risk Factors	8

Management’s Discussion and Analysis of Financial Condition and Results of Operations	17

Security Ownership of Certain Beneficial Owners and Management	22

Directors and Executive Officers	23

Executive Compensation	24

Certain Relationships and Related Transactions, and Director Independence	27

Market Price of and Dividends on the ImaRx’s Common Equity and Related Stockholder Matters	28

Recent Sales of Unregistered Securities	29

Description of Company’s Securities	29

Indemnification of Directors and Officers	33

Change in and Disagreements With Accountants on Accounting and Financial Disclosure	33

Financial Statements and Exhibits	33

Item 3.02. Unregistered Sale of Equity Securities.	33

Item 3.03. Material Modification to Rights of Security Holders.

Item 4.01 Changes in ImaRx’s Certifying Accountant

Item 5.01. Changes in Control of ImaRx.	33

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	33

Item 5.06. Change in Shell Company Status.	34

Item 9.01. Financial Statements and Exhibits.	34
Exhibit 10.10
Exhibit 10.11
Exhibit 10.12
Exhibit 10.13
Exhibit 10.14
Exhibit 10.15
Exhibit 10.16
Exhibit 99.1
Exhibit 99.2

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties. These forward-looking statements relate to, among other things, the expected timetable for development of our product candidates, our growth strategy, and our future financial performance, including our operations, economic performance, financial condition, prospects, and other future events. We have attempted to identify forward-looking statements by using such words as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” or other similar expressions. These forward-looking statements are only predictions and are largely based on our current expectations. These forward-looking statements appear in a number of places in this Current Report.
In addition, a number of known and unknown risks, uncertainties, and other factors could affect the accuracy of these statements, including the risks outlined under “Risk Factors” and elsewhere in this Current Report. Some of the more significant known risks that we face are the risks and uncertainties inherent in the process of discovering, developing, and commercializing oncology drugs that are safe and effective for treating cancer, including the uncertainty regarding market acceptance of our product candidates and our ability to generate revenues. These risks may cause our actual results, levels of activity, performance, or achievements to differ materially from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.
Other important factors to consider in evaluating our forward-looking statements include:
•	the possibility of delays in, adverse results of, and excessive costs of the development process;

•	changes in external market factors;

•	changes in our industry’s overall performance;

•	changes in our business strategy;

•	our ability to protect our intellectual property portfolio;

•	our possible inability to realize commercially valuable discoveries in our collaborations with pharmaceutical and other biotechnology companies;

•	our possible inability to execute our strategy due to changes in our industry or the economy generally;

•	changes in productivity and reliability of suppliers; and

•	the success of our competitors and the emergence of new competitors.
Although we currently believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee our future results, levels of activity or performance. We do not expect to update any of the forward-looking statements after the date of this Current Report or to conform these statements to actual results, except as may be required by law. You should not place undue reliance on forward-looking statements contained in this report.
INDUSTRY AND MARKET DATA
Information about market and industry statistics contained in this report are included based on information available to us that we believe is accurate in all material respects. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and we cannot assure potential investors of the accuracy or completeness of the data included in this report. Forecasts and other forward-looking information obtained from these sources, including estimates of future market size, revenue and market acceptance of products and services, are subject to the same qualifications and the additional uncertainties accompanying any forward-looking statements.

EXPLANATORY NOTE
Unless otherwise indicated or the context otherwise requires, all references below in this current Report to “we,” “us” or the “Company” are to ImaRx Therapeutics, Inc., a Delaware corporation,.
Item 1.01. Entry into a Material Definitive Agreement
The disclosures set forth under Item 2.01 hereof are hereby incorporated by reference in this Item 1.01.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On May 14 , 2010 (the “Closing Date”), pursuant to an Agreement for the Purchase and Sale of Stock dated March 17, 2010 (the “Stock Purchase Agreement”) by and among ImaRx Therapeutics, Inc. (“we”, “us”, “ImaRx” or the “Company”), Sycamore Films, Inc. (“Sycamore Films”) and its stockholders (the “Sycamore Films Stockholders”), we issued 79,376,735 shares of our common stock to the Sycamore Films Stockholders in exchange for all of the outstanding shares of common stock of Sycamore Films, resulting in a change in control of the Company (the “Stock Purchase Transaction”). As a result, Sycamore Films became a wholly-owned subsidiary of ImaRx and the Sycamore Films Stockholders now hold in the aggregate approximately eighty-seven percent (87%) of our outstanding shares of commons stock.
Immediately prior to the closing of the Stock Purchase Transaction, pursuant to the terms of an Agreement and Plan of Merger dated March 17, 2010 (the “Merger Agreement”) by and among ImaRx, Sycamore Films, Sweet Spot, Inc. (“Sweet Spot”) and Sweet Spot’s stockholders and principals (the “Sweet Spot Stockholders”) Sweet Spot merged with and into Sycamore Films and the Sweet Spot Stockholders became shareholders of Sycamore Films (the “Merger Transaction”). The Merger Transaction was effective as of May 14, 2010, upon the filing of a certificate of merger with the Nevada Secretary of State, at which time Sweet Spot ceased to exist. The Stock Purchase Transaction and the Merger Transaction are collectively referred to herein as the “Transaction. “
Sycamore Films was formed for the primary purpose of effectuating the Merger Transaction and had no formal business operations prior to closing the Merger Transaction. Prior to the Merger Transaction Sweet Spot was a distribution and marketing company specializing in the acquisition, distribution and development of marketing campaigns for feature films.
As a result of the Transaction, the Company became a holding company whose primary asset is its ownership of 100% of the outstanding shares of Sycamore Films. As a result of the Merger Transaction, Sycamore Films primary business is that of a full-service distribution and marketing company specializing in acquisition, distribution and the development of marketing campaigns for feature films.
In connection with the closing of the Stock Purchase Agreement we experienced a change in control of our ownership, management and Board of Directors. As of the Closing Date, all of the members of the Board of Directors of ImaRx resigned and a new slate of directors and officers were appointed for both ImaRx and Sycamore Films.
We expect to seek stockholder approval to amend our Certificate of Incorporation to change our name from “ImaRx Therapeutics, Inc.” to “Sycamore Entertainment, Inc.,” to increase the authorized number of shares of common stock, par value $.0001 from 100,000,000 to 200,000,000, to effectuate a reverse stock split of one for two of the issued and outstanding shares of our $.0001 par value common stock, and to change our situs of incorporation from Delaware to Nevada.
We believe that the issuance of our Common Stock in connection with the Stock Purchase Agreement was exempt from registration under Section 4(2), Regulation D and Regulation S of the Securities Act.
Copies of the Stock Purchase Agreement and the Merger Agreement were filed as Exhibits 10.1 and 10.2, respectively, to our Current Report on Form 8-K filed with the SEC on March 23, 2010. The foregoing description of the Stock Purchase Agreement and the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entireties by reference to the Stock Purchase Agreement and the Merger Agreement, respectively.

Item 2.01(f) of Form 8-K provides that if ImaRx is a shell company immediately before a transaction disclosed under Item 2.01, then ImaRx must disclose the information that would be required if ImaRx were filing a general form for registration of securities on Form 10. ImaRx was a shell company immediately before the Transaction. Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that, unless otherwise specifically provided for, the information provided below relates to the business conducted by Sweet Spot prior to the Transaction and to be conducted by Sycamore films post-closing of the Transaction, except that information relating to periods prior to the date of the Transaction only relates to the party specifically indicated.
DESCRIPTION OF BUSINESS
Overview
ImaRx Therapeutics, Inc. was initially organized as an Arizona limited liability company in October 1999, was subsequently converted to an Arizona corporation in January 2000 and then reincorporated as a Delaware corporation in June 2000. The Company was initially engaged in the development and commercialization of therapies for human vascular disorders. In September 2008 and September 2009 the Company completed two assets sales which resulted in the sale of all of its operating assets and intellectual property. On May 14, 2010, the Company closed on the acquisition of Sycamore Films, Inc. (“Sycamore Films”) which resulted in Sycamore Films becoming a wholly-owned subsidiary of the Company.
The business of the Company is now carried out by and through its wholly owned subsidiary, Sycamore Films. By reason of the acquisition of Sweet Spot Productions, Inc. (“Sweet Spot”) by Sycamore Films immediately prior to the completion of the acquisition of Sycamore Films by the Company, the principal business activities of Sycamore Films are those historically engaged in by Sweet Spot as well as the additional lines of business that Sycamore Films intends to engage in as its full business plan is rolled out. Accordingly, while the business activities described herein relate primarily to the historical business of Sweet Spot, the anticipated activities of Sycamore Films on a go forward basis are also described.
Sweet Spot
Sweet Spot was formed in September 2006 as a California corporation as a full-service marketing agency specializing in conceiving, developing and producing consumer and trade campaigns promoting feature films. As such, Sweet Spot has participated in marketing and advertising campaigns over the past several years for motion pictures, video games, and other business promotion programs. Sweet Spot generally becomes involved in a marketing and advertising campaign for a motion picture or video game that is about to be released when the producer of the motion picture or video game engages Sweet Spot. Sweet Spot confers with the producer, its client, to determine its anticipated target audience. Through screenings, followed by question and answer periods, and its reliance on the experience of Sweet Spots executives, Mr. Scotti and Mr. Takats, the ideal target audience of the motion picture or video game becomes evident. Through a series of meetings and discussions with the producer, Sweet Spot arrives at what it believes the direction and style of a theatrical trailer, television campaign or Internet/online viral marketing program will be most effective to promote the motion picture or video game.
Once the direction and style of a campaign have been established, Sweet Spot works with writers with established experience in movie and video game marketing and begin to formulate the trailer, television advertisements and other promotional materials needed to attract the attention of the target audience to the product. Utilizing the latest technology, including animatics (a representation or dramatization utilizing actual footage, stock footage, photography stills, or animation materials available to Sweet Spot to demonstrate our conceptual point), power point presentations or doing sets of storyboards, Sweet Spot will provide materials to the producer reflecting several approaches to reaching the target audience. These materials, along with budget, concepts and draft scripts are supplied to the producer or the account executive in charge of the project. Once a conceptual direction is taken, and the corresponding budget for that concept is approved, Sweet Spot begins the production work on the marketing and advertising campaign.
The production work of Sweet Spot begins when it receives material from the producer. That material may include a completed project or materials from a project yet to be completed. From those materials, Sweet Spot’s creative team designs the graphics style (for titles and onscreen effects), auditions voice-over narrators that may suit the style of the piece, and create the sound (audio) design bed for the trailer or other advertising spot (a mix of narration, sound effects, dialogue and music). A rough first edit is presented to the producer or advertising agency. After a series of meetings, conferences and exchanges of notes, the trailer or other advertising materials are revised and put into final form and approved by the client.

After the final form of a trailer or other advertising piece is approved, Sweet Spot engages service providers to complete the actual production of the trailer or other pieces. It is the task of Sweet Spot to work with the Motion Picture Association of America to ensure that its approval of the trailer has been secured. In addition, all television advertisements must pass ‘standards and practices’ of the FCC as well as each individual television and cable network that will be broadcasting the advertisement. Sweet Spot works with these networks to secure approval for the content of the advertisements. With respect to video game marketing content, Sweet Spot abides by and adheres to the approval of content standards set forth for all video game audio visual advertising by the Entertainment Software Rating Board. Finally, Sweet Spot ensures that the appropriate codes are placed on all masters for broadcast to identify the exact television advertisement (the name of the advertisement and whether it is a 15, 30 or 60 second advertisement). The master of all work done by Sweet Spot is provided to the producer and the media buyers engaged by the producer.
Sweet Spot has completed marketing and advertising campaigns for the following motion pictures:
“Beyond a Reasonable Doubt” for Anchor Bay Entertainment
“Yohan: The Child Wanderer” for Penelope Films
“Echelon Conspiracy” for Autonomous Films
“Armored” for SONY International
“Horrorfest I, II, III and IV” for After Dark Films
“An American Haunting” for After Dark Films
“Frontiers” for After Dark Films
“Captivity” for After Dark Films
“Weapons” for After Dark Films / “Weapons” DVD for Lionsgate
“Fierce People” for After Dark Films & Lionsgate
“Wristcutters: A Love Story” for After Dark Films
“Surviving Crooked Lake” for NeoClassics Films
“Moscow Belgium” for NeoClassics Films
“Black Balloon” for NeoClassics Films
“The Abandoned”, “Skinwalkers”, “The Tripper” all for After Dark Films
“Crazy 8’s” and “Mulberry Street” for After Dark Films
“No Love in the City, 2” for Marius Balchunas,
and for the following video games:
“Iron Man” for SEGA
“Mario & Sonic at the Olympic Games” for SEGA
“The Golden Compass” for SEGA
“Viking: Battle for Asgaard” for SEGA
“Sonic Unleashed” for SEGA
“Nights: Journey into Dreams” for SEGA
“SEGA Superstars Tennis” for SEGA
“Sonic Riders: Zero Gravity” for SEGA
“Sonic Chronicles: The Dark Brotherhood” for SEGA
“Dinosaur King” for SEGA
“Bleach: Shattered Blade” for SEGA
“Highlander” for Eidos
The production work done by Sweet Spot in connection with the marketing and advertising of businesses or other productions is essentially the same as described above. Sweet Spot has provided such services for business purposes or to create limited promotional materials short of a full advertising campaign for the following:
‘80 Best Picture Winner’ Montage: for the Academy of Motion Picture Arts & Sciences
(2008 Oscars telecast)
After Dark Films corporate logo
Pi Pictures corporate logo
Autonomous Films corporate logo
“Husk” for After Dark Films

“You & I: Finding Tatu” for RAMCO Productions
“Universal Soldier: New Beginnings” for Signature Films
“After Dark Originals” for After Dark Films
“Searching for MeShell” for Sonic Pool / Patrick Newall Films
“Welcome to Hollywood, Pt 2” for Zachary Matz
“The Hustle” for Deon taylor Enterprises
“Nite Tales” for Deon Taylor Enterprises
“Chain Letter” for Deon Taylor Enterprises
“7eventy 5ive” for Deon Taylor Enterprises
Since its founding, Sweet Spot’s efforts have been recognized with many Key Art and Golden Trailer Award nominations. Sweet Spot was also awarded the Golden Trailer Award first place for Horrorfest II trailer.
Sycamore Films
Sycamore Films was organized as a Nevada corporation in July 2008. Sycamore Films will continue to conduct the historical operations of Sweet Spot as described above including the utilization of the marketing and advertising skills and experience of Sweet Spot. Additionally, Sycamore Films intends to expand its overall corporate capabilities to include: film acquisitions, publicity, print advertising, billboard advertising, as well as film distribution in addition to these marketing strategy capabilities. The niche that has made itself evident at this time to Sycamore Films, is the lack of distribution outlets for independent, art films and well-produced foreign films all worthy of being marketed and distributed so that these films become available to a large segment of the movie going audience. As major studios have increasingly focused their efforts and attention toward large ‘tent pole’ blockbuster films, many filmmakers are finding it increasingly difficult to get past the festival stage of their exhibition process. Sycamore Films intends to fill this niche by making the best possible deals to market these films, make smart distribution choices to get these films onto screens. The audience for such films is believed to be receptive, provided such films are available for viewing. The increasing number of cable networks and stations also is a source of outlet for such productions. Sycamore Films intends to provide product that is both entertaining and informative. The collective experience of Sycamore Films’ executives in marketing and distribution in the industry for the past 25 years is an asset that will be utilized in every aspect of the marketing and distribution of all films with which Sycamore Films decides to become involved. Some competitors that still remain today vary in their acquisition selections and deal structures. Sycamore Films will utilize the marketing and distribution skills, strategies and techniques of the principal executive officers of Sycamore Films with the expectation that Sycamore Films will be able to acquire a sufficient share of such films such that its early success will lead to follow on business as its reputation expands in the motion picture and video game industries.
Sycamore Films also intends to expand its potential base of clients by helping develop, nurture and groom young, up-and-coming talented film makers and producers passionate about the industry, by assisting them in the realization of their projects and the development of their motion pictures at all stages of the creative process. Many skilled and talented young filmmakers are making films today (from film schools to festivals, etc.). It is Sycamore Films’ intention to recognize the talented and most promising among them. Sycamore Films will provide encouragement and support, with the expectation that the development of these relationships will ultimately result in these filmmakers approaching Sycamore Films for their marketing and distribution needs when their projects reach that stage of development. Sycamore Films anticipates that it will foster these relationships by engaging in one or more of the following activities: reading scripts, critiquing pitches for film ideas, having scripts and film pitches submitted, showcasing new filmmakers in competitions conducted online resulting in the top contenders having the opportunity to assist in the direction of their film projects, and by reviewing short films directed or produced by up —and-coming young film makers. Relationships that the executives of Sycamore Films have with talent agencies and online networking services will be of valuable assistance in seeking introductions to such talent.
With respect to Sycamore Films’ intended film acquisition and distribution plans, films will be acquired through all means available, including festivals, Internet/online sources, foreign representation, negative pick-up deals, filmmaker deals, with the potential of participation of profits depending upon each individual scenario. A negative pick-up transaction involves the commitment by Sycamore Films to purchase the film from the producer at a later date when the film is completed including the acquisition of all rights to a completed film for cash, for a gross income percentage, or for putting up print and advertising (“P&A”) funds. Distribution rights may be acquired in exchange for P&A funding. Sycamore Films may also seek to engage in a multi-project deal on a first look basis with a producer or a motion picture or video game production company for all of their product, over an agreed-to duration. Such a “slate” type transaction may be established based upon a pre-determined gross receipts percentage split in exchange for Sycamore Films supplying P&A funds. If Sycamore Films agrees to provide P&A funds, it would put up a sum of money to cover prints (i.e., copies of the movie per number of movie theatre screens the film is to be exhibited on), and advertising costs needed for all marketing and distribution of a movie. A first look transaction is generally one where in consideration of funding from Sycamore Films, usually in the form of a secured loan, Sycamore Films will have the first right to determine if it desires to acquire the completed project or the right to distribute the film.
Sycamore Films intends to expand upon the relationships already established via Sweet Spot with talent agencies, international film commissions, production companies, financial institutions which provide production and P&A funds, foreign distributors and independent producers in order to source films with commercial potential.
In order to execute on its business strategies the Company and Sycamore Films will need to raise additional capital to fund operations. No assurance can be given that such funds will be raised or that the Company and Sycamore Films will have sufficient funds to expand its business activities as vigorously or as broadly as discussed above. The existing business activities of Sweet Spot, to be now conducted by Sycamore Films, will serve to provide a stable basis of operations for Sycamore Films as it expands its activities. Such expansion will be tied primarily to the rate and amount of funds the Company will raise in the next 12 to 24 months.
Employees
As of May 17, 2010, we had a total of 2 employees of which 2 were full-time.
Description of Property
Legal Proceedings
We are not currently subject to any legal proceedings and are also not aware of any pending legal, arbitration or governmental proceedings against us that may have material effects on our financial position or results of operations.
Available Information
We file reports with, or furnish reports to, the United States Securities and Exchange Commission, or SEC, including, but not limited to, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549, on official business days during the hours of 10:00 am to 3:00 pm Eastern Time. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.
RISK FACTORS
Any investment in our stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below and all information contained in this prospectus before you decide whether to purchase our common stock. Our business, financial condition or results of operation could be materially harmed by any of these risks. The trading price of our common stock could decline due to any of these risks or uncertainties, and you may lose part or all of your investment.
Risks Related to the Operation of our Business and Industry
Unless we are able to generate sufficient revenue, we will continue to incur losses from operations and may never achieve or maintain profitability.

We have a history of net losses and negative cash flow from operations since inception. As of December 31, 2009, we had an accumulated deficit of $91.9 million. We have incurred losses in each year since our inception. Our net losses applicable to common stockholders for the fiscal years ended December 31, 2009 and 2008 were $0.6 million and $10.1 million, respectively. Although we currently do not have sufficient cash resources to further product development activities, we will no longer engage in the business activities in which we engaged prior to the Stock Purchase Transaction. At this time we are not certain of our ability to generate income in excess of our anticipated expenses as we seek to expand the business lines in which we intend to engage following the Stock Purchase Transaction.
Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.
We have received an audit report from our independent registered accounting firm containing an explanatory paragraph stating that our historical recurring losses from operations which has resulted in an accumulated deficit of $91.9 million at December 31, 2009 raises substantial doubt about our ability to continue as a going concern. However, we will no longer engage in the business activities in which we engaged prior to the Stock Purchase Transaction. At this time we are not certain of our ability to generate income in excess of our anticipated expenses as we seek to expand the business lines in which we intend to engage following the Stock Purchase Transaction.
Our wholly-owned subsidiary Sycamore Films has limited operating history and there is no assurance that it will be successful in implementing their business strategy.
There can be no assurance that Sycamore Films will be successful in executing its business strategy and that the value of the Company’s shares of common stock will increase. Sycamore Films will need to raise additional working capital to fund its operations which will likely result in substantial dilution to the existing ImaRx stockholders.
We will continue to incur the expenses of complying with public company reporting requirements, which may be economically burdensome.
While we are pursuing the successful transition of our business following the closing of the Stock Purchase Transaction with Sycamore Films we have an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, even though compliance with such reporting requirements may be economically burdensome and of minimal value to our stockholders. We will be obligated to continue complying with the applicable reporting requirements of the Exchange Act and, as a result, will be required to continue to incur the expenses associated with these reporting requirements, which will reduce the cash available for future activities.
We may default on the terms of the promissory notes with Red Cat Productions and JRT Productions which could result in ImaRx losing ownership of its primary asset, Sycamore Films.
In addition to the issuance of shares of ImaRx common stock by ImaRx under the terms of the Stock Purchase Agreement to each of Red Cat Productions, Inc. and JRT Productions, Inc. in exchange for all the shares of Sycamore Films common stock held by each of them, as additional consideration ImaRx also executed and delivered to each of Red Cat and JRT a promissory note in the principal amount of $200,000. Each $200,000 promissory note is secured by a first priority perfected pledge of 50% of the shares of stock of Sycamore Films owned by ImaRx. As a result, all of the shares of Sycamore Films held by ImaRx are pledged to secure the obligations represented by both of the $200,000 promissory notes. In the event ImaRx defaults on the payment of either or both of the $200,000 promissory notes, and such default is not cured within the applicable cure period, Red Cat and/or JRT may exercise in respect of the Sycamore Films shares pledged as security for the notes, in addition to other rights and remedies they may have, all of the rights and remedies of a secured party on default under the Uniform Commercial Code and also may sell the Sycamore Films shares or any part thereof at public or private sale. In the event that the proceeds of any such sale is insufficient to pay all outstanding indebtedness remaining on the notes, ImaRx may be liable for the deficiency, together with interest. In the event of such a default ImaRx would be left with no assets or operating business.

Failure of our internal control over financial reporting could harm our business and financial results.
The new management of the Company has no experience operating or managing a SEC reporting company. They will need to hire staff with experience in public company financial reporting. The Company’s previous principal executive officer and principal financial officer concluded that based on an evaluation of the effectiveness of our disclosure controls and procedures, as such term is defined under Rule 13a-15(e) promulgated under the Securities Exchange Act of 1934, as amended, our disclosure controls and procedures were ineffective as of the end of the end of December 31, 2009.
If we are not able to maintain an effective system of internal control over financial reporting limits our ability to report financial results accurately and timely or to detect and prevent fraud will be limited. A significant financial reporting failure could cause an immediate loss of investor confidence in our management and a sharp decline in the market price of our common stock.
If the scope of Sycamore Films’ present business and customer base is not expanded, Sycamore Films’ business will be dependent upon a few major customers.
Initially the business of Sycamore Films will be that previously conducted by Sweet Spot. During 2008 and 2009, three customers accounted for over 75% of the total revenues of Sweet Spot in both years. The loss of any one of these customers could have a significant negative impact upon the revenues of Sycamore Films.
Risks Related to Our Finances and Capital Requirements
We expect our net operating losses to continue for an uncertain duration and we are unable to predict the extent of future losses.
As a result of the closing of the Stock Purchase Transaction, we expect our business activities will shift markedly from those conducted historically. While financing to support the expansion of our business activities as described under the caption “Business” is being secured, we are not able to predict when the activities we will conduct as therein described will result in positive cash flow and operating profits for the Company. We cannot provide any assurance that the Company will attain profitability.
We will need substantial additional funding and may be unable to raise capital when needed, which would force us to delay, reduce or eliminate the expansion of our business to be conducted through our subsidiary, Sycamore Films.
Although we expect to secure a line of credit of up to $8 million to finance our expanded business activities following closing of the Stock Purchase Transaction, we will require substantial additional financing through debt or equity investments in order to fully reach the potential scope of business activities we seek. The Company will be engaging investment bankers to assist in that regard, but no assurance can be given that a suitable arrange can be made or that financing in the range needed will be secured.
The costs of producing and marketing feature films have steadily increased and may further increase in the future, which may make it more difficult for a film to generate a profit or compete against other films.
The costs of marketing feature films have generally increased in recent years. These costs may continue to increase in the future, which may make it more difficult for our films to generate a profit or compete against other films. It may also result in clients of Sycamore Films being less willing to spend substantial amounts on our services to market their films. Historically, marketing costs have risen at a higher rate than increases in either the number of domestic admissions to movie theaters or admission ticket prices. A continuation of this trend would leave us more dependent on other media, such as home video, television, international markets and new media for revenue.
Our success depends on external factors in the motion picture and television industry.
Our success in expanding the business of Sycamore Films depends in part upon the commercial success of motion pictures, which is unpredictable. Operating in the motion picture industry involves a substantial degree of risk. Each motion picture is an individual artistic work, and inherently unpredictable audience reactions primarily determine commercial success. Generally, the popularity of motion pictures with which we may be involved depends on many factors, including the critical acclaim they receive, the format of their initial release, for example, theatrical or direct-to-video, the actors and other key talent, their genre and their specific subject matter. The commercial success of the motion pictures with which we are involved also depends upon the quality and acceptance of motion pictures that others release into the marketplace at or near the same time, critical reviews, the availability of alternative forms of entertainment and leisure activities, general economic conditions and other tangible and intangible factors, many of which we do not control and all of which may change. We cannot predict the future effects of these factors with certainty, any of which factors could have a material adverse effect on our business.

In addition, because a motion picture’s performance in ancillary markets, such as home video and pay and free television, is often directly related to its box office performance, poor box office results may negatively affect future revenue streams. Our success will depend on the experience and judgment of our management to select and develop new investment and production opportunities. We cannot provide any assurance that the motion pictures with which we are involved will obtain favorable reviews or ratings, or that they will perform well at the box office, or in ancillary markets.
We face substantial competition in all aspects of our business.
We are smaller and less diversified than many of our competitors. As an independent distributor, we will constantly compete with major U.S. and international studios. Most of the major U.S. studios are part of large diversified corporate groups with a variety of other operations, including television networks and cable channels that can provide both the means of distributing their products and stable sources of earnings that may allow them better to offset fluctuations in the financial performance of their motion picture operations. In addition, the major studios have more resources with which to compete for ideas, storylines and scripts created by third parties as well as for actors, directors and other personnel required for production. The resources of the major studios may also give them an advantage in acquiring other businesses or assets, including film libraries, that we might also be interested in acquiring.
The motion picture industry is highly competitive and at times may create an oversupply of motion pictures in the market. The number of motion pictures released by our competitors, particularly the major studios, may create an oversupply of product in the market, reduce our share of box office receipts and make it more difficult for the films with which we are involved to succeed commercially. Oversupply may become most pronounced during peak release times, such as school holidays and national holidays, when theater attendance is expected to be highest. This oversupply may make it more difficult for us to market films for our clients as well as more difficult for us to market films as to which we are acting as distributor. Such difficulty could limit or reduce anticipated revenues across the lines of business in which we intend to engage.
We must successfully respond to rapid technological changes and alternative forms of delivery or storage to remain competitive.
The entertainment industry in general and the motion picture industry in particular continue to undergo significant technological developments. Advances in technologies or alternative methods of product delivery or storage or certain changes in consumer behavior driven by these or other technologies and methods of delivery and storage could have a negative effect on our business. Examples of such advances in technologies include video-on-demand, new video formats, including release of titles in high-definition Blu-Ray format, and downloading and streaming from the Internet. An increase in video-on-demand could decrease home video rentals. In addition, technologies that enable users to fast-forward or skip advertisements, such as digital video recorders, may cause changes in consumer behavior that could affect the attractiveness of our products to advertisers, and could therefore adversely affect our revenues. Similarly, further increases in the use of portable digital devices that allow users to view content of their own choosing while avoiding traditional commercial advertisements could adversely affect our revenues. Other larger entertainment distribution companies will have larger budgets to exploit these growing trends. We cannot predict how we will financially participate in the exploitation of motion pictures with which we are involved through these emerging technologies. If we cannot successfully exploit these and other emerging technologies, it could have a material adverse effect on our business, results of operations and financial condition.
We face risks from doing business internationally as we seek to expand the scope of our business activities.
As we expand our business activities, particularly with respect to film acquisitions and distribution, we expect to engage in more business outside the United States. As a result, our business will become increasingly subject to certain risks inherent in international business, many of which are beyond our control. These risks include:
•	laws and policies affecting trade, investment and taxes, including laws and policies relating to the repatriation of funds and withholding taxes, and changes in these laws;

•	changes in local regulatory requirements, including restrictions on content;

•	differing cultural tastes and attitudes;

•	differing degrees of protection for intellectual property;

•	financial instability and increased market concentration of buyers in foreign television markets, including in European pay television markets;

•	the instability of foreign economies and governments;

•	fluctuating foreign exchange rates;

•	the spread of communicable diseases in such jurisdictions, which may impact business in such jurisdictions; and

•	war and acts of terrorism.
Events or developments related to these and other risks associated with international trade could adversely affect our revenues from non-U.S. sources, which could have a material adverse effect on our business, financial condition and results of operations.
Protecting and defending against intellectual property claims may have a material adverse effect on our business.
Our ability to compete will depend, in part, upon successful protection of our intellectual property. We do not have the financial resources to protect our rights to the same extent as major studios. We will attempt to protect proprietary and intellectual property rights to our productions across all areas of our business through available copyright and trademark laws and licensing and distribution arrangements with reputable international companies in specific territories and media for limited durations. Despite these precautions, existing copyright and trademark laws afford only limited practical protection in certain countries. We also intend to distribute our products in other countries in which there is no copyright or trademark protection. As a result, it may be possible for unauthorized third parties to copy and distribute our productions or certain portions or applications of our intended productions, which could have a material adverse effect on our business, results of operations and financial condition. Litigation may also be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Any such litigation could result in substantial costs and the diversion of resources and could have a material adverse effect on our business, results of operations and financial condition. We cannot provide any assurance that infringement or invalidity claims will not materially adversely affect our business, results of operations and financial condition. Regardless of the validity or the success of the assertion of these claims, we could incur significant costs and diversion of resources in enforcing our intellectual property rights or in defending against such claims, which could have a material adverse effect on our business, results of operations and financial condition.
Others may assert intellectual property infringement claims against us.
One of the risks of the film production business is the possibility that others may claim that our productions and production techniques misappropriate or infringe the intellectual property rights of third parties with respect to their previously developed films, stories, characters, other entertainment or intellectual property. To the extent we acquire completed films, we will seek to be indemnified by the seller if any such claims are made after we acquire the film. However, the seller may be unable to effectively provide meaningful indemnification to us. If any future claims of infringement or misappropriation of other parties’ proprietary rights are made and not fully covered by meaningful indemnification agreements, the assertion of such claims may materially adversely affect our business, financial condition or results of operations. Irrespective of the validity or the successful assertion of such claims, we could incur significant costs and diversion of resources in defending against them, which could have a material adverse effect on our business, financial condition or results of operations. If any claims or actions are asserted against us, we may seek to settle such claim by obtaining a license from the plaintiff covering the disputed intellectual property rights. We cannot provide any assurances, however, that under such circumstances a license, or any other form of settlement, would be available on reasonable terms or at all.

Our business involves risks of liability claims for media content, which could adversely affect our business, results of operations and financial condition.
As a creator and distributor of media content, we may face potential liability for:
•	defamation;

•	invasion of privacy;

•	negligence;

•	copyright or trademark infringement (as discussed above); and

•	other claims based on the nature and content of the materials distributed.
These types of claims have been brought, sometimes successfully, against producers and distributors of media content. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on our business, results of operations and financial condition.
Piracy of motion pictures, including digital and Internet piracy, may reduce the gross receipts from the exploitation of our films.
Motion picture piracy is extensive in many parts of the world, including South America, Asia, and former Eastern bloc countries, and is made easier by technological advances and the conversion of motion pictures into digital formats. This trend facilitates the creation, transmission and sharing of high quality unauthorized copies of motion pictures in theatrical release on DVDs, Blu-Ray discs, from pay-per-view through set top boxes and other devices and through unlicensed broadcasts on free television and the internet. The proliferation of unauthorized copies of these products is expected to have an adverse effect on our business to the extent we are successful in expanding our business into film distribution, whether for clients or for our own account. Additionally, in order to contain this problem, we may have to implement elaborate and costly security and anti-piracy measures, which could result in significant expenses and losses of revenue. We cannot provide any assurance that even the highest levels of security and anti-piracy measures will prevent piracy. In particular, unauthorized copying and piracy are prevalent in countries outside of the U.S., Canada and Western Europe, whose legal systems may make it difficult for us to enforce our intellectual property rights. While the U.S. government has publicly considered implementing trade sanctions against specific countries that, in its opinion, do not make appropriate efforts to prevent copyright infringements of U.S. produced motion pictures, there can be no assurance that any such sanctions will be enacted or, if enacted, will be effective. In addition, if enacted, such sanctions could impact the amount of revenue that we realize from the international exploitation of motion pictures. If no embargoes or sanctions are enacted, or if other measures are not taken, we may lose revenue as a result of motion picture piracy.
Our success depends on certain key employees.
Our success depends to a significant extent on the performance of a number of senior management personnel, including in particular Mr. Scotti and Mr. Takats. As our business expands it will also depend upon other key employees, including production and creative personnel. We do not currently have significant “key person” life insurance policies for any of our employees. We have entered into employment agreements with Mr. Scotti and Mr. Takats. However, although it is standard in the motion picture industry to rely on employment agreements as a method of retaining the services of key employees, these agreements cannot assure us of the continued services of such employees. In addition, competition for the limited number of business, production and creative personnel necessary to create and distribute our entertainment content as we expand our business is intense and may grow in the future. Our inability to retain or successfully replace where necessary members of our senior management and other key employees could have a material adverse effect on our business, results of operations and financial condition.
To be successful, we need to attract and retain qualified personnel.
Our success in our effort to expand our business will depend to a significant extent on our ability to identify, attract, hire, train and retain qualified professional, creative, technical and managerial personnel. Competition for the caliber of talent required to market and distribute our motion pictures continues to increase. We cannot provide assurance that we will be successful in identifying, attracting, hiring, training and retaining such personnel in the future. If we are unable to hire, assimilate and retain qualified personnel in the future, such inability would have a material adverse effect on our business, results of operations and financial condition.

Risks Related to Our Common Stock
Our Common Stock may be considered a “penny stock” and may be difficult to sell.
The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market or exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our Common Stock is below $5.00 per share and therefore is a “penny stock” according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our Common Stock and may affect the ability of our stockholders to sell their shares. In addition, since our Common Stock is trading on the OTC Bulletin Board, our stockholders may find it difficult to obtain accurate quotations of our Common Stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.
We cannot assure you that following the strategic transaction with Sycamore Films, our common stock will be listed on NASDAQ or any other securities exchange.
Following the strategic transaction with Sycamore Films we may seek to qualify our common stock for listing on NASDAQ or the American Stock Exchange. However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. After completing a business combination, until our common stock is listed on the NASDAQ or another stock exchange, we expect that our common stock will continue to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the “pink sheets,” where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.
Our principal stockholders and management own a significant percentage of our stock and will be able to exercise significant influence over our affairs.
Our executive officer, current directors and holders of five percent or more of our common stock own a significant portion of our common stock. These stockholders significantly influence the composition of our Board of Directors, retain the voting power to approve some matters requiring stockholder approval and continue to have significant influence over our operations. The interests of these stockholders may be different than the interests of other stockholders on these matters. This concentration of ownership could also have the effect of delaying or preventing a change in our control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which in turn could reduce the price of our common stock.
If our stock price is volatile, purchasers of our common stock could incur substantial losses.
Our stock price is likely to be volatile. The stock market in general and the market for small healthcare companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies.
We are at risk of securities class action litigation due to our stock price volatility.
We are at risk of being subject to securities class action lawsuits because our stock price has declined substantially since our July 2007 initial public offering. Securities class action litigation has often been brought against other companies following a decline in the market price of its securities. While no securities class action claims have been brought against us, it is possible that lawsuits will be filed based on such stock price declines naming our company, directors, and officers. Securities litigation could result in substantial costs, divert management’s attention and resources, and seriously harm our business, financial condition and results of operations.
If there are substantial sales of common stock, our stock price could decline.
If our existing stockholders sell a large number of shares of common stock or the public market perceives that existing stockholders might sell shares of common stock, the market price of our common stock could decline significantly.

The financial reporting obligations of being a public company and other laws and regulations relating to corporate governance matters place significant demands on our management and cause increased costs.
The laws and regulations affecting public companies, including the provisions of the Sarbanes-Oxley Act of 2002 and new rules adopted or proposed by the Securities and Exchange Commission, will result in ongoing costs to us as we comply with new and existing rules and regulations and respond to requirements under such rules and regulations. We are required to comply with many of these rules and regulations, and will be required to comply with additional rules and regulations in the future. With limited capital and human resources, management’s time and attention will be diverted from our business in order to ensure compliance with these regulatory requirements. This diversion of management’s time and attention as well as ongoing legal and compliance costs may have a material adverse effect on our business, financial condition and results of operations.
Anti-takeover defenses that we have in place could prevent or frustrate attempts to change our direction or management.
Provisions of our amended and restated certificate of incorporation and bylaws and applicable provisions of Delaware law may make it more difficult or impossible for a third party to acquire control of us without the approval of our Board of Directors. These provisions:
•	limit who may call a special meeting of stockholders;

•	establish advance notice requirements for nominations for election to our Board of Directors or for proposing matters that can be acted on at stockholder meetings;

•	prohibit cumulative voting in the election of our directors, which would otherwise permit holders of less than a majority of our outstanding shares to elect directors;

•	prohibit stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of our stockholders; and

•	provide our Board of Directors the ability to designate the terms of and issue new series of preferred stock without stockholder approval.
In addition, Section 203 of the Delaware General Corporation Law generally prohibits us from engaging in any business combination with certain persons who own 15% or more of our outstanding voting stock or any of our associates or affiliates who at any time in the past three years have owned 15% or more of our outstanding voting stock. These provisions may have the effect of entrenching our management team and may deprive stockholders of the opportunity to sell their shares to potential acquirers at a premium over prevailing prices. This potential inability to obtain a control premium could reduce the price of our common stock.
We do not intend to pay cash dividends on our common stock in the foreseeable future.
We have never declared or paid any cash dividends on our common stock or other securities, and we do not anticipate paying any cash dividends in the foreseeable future. Accordingly, our stockholders will not realize a return on their investment unless the trading price of our common stock appreciates. Our common stock price has depreciated significantly since our initial public offering and may continue to depreciate in value. The price of our common stock may never appreciate and our stockholders may never realize gain on their purchase of shares of our common stock.
Substantial future issuances of the Common Stock could depress our stock price.
The market price for the Common Stock could decline, perhaps significantly, as a result of issuances of a large number of shares of our Common Stock in the public market or even the perception that such issuances could occur. Under an existing registration rights agreement, certain holders of shares of Common Stock and other securities will have demand and piggy-back registration rights. Sales of a substantial number of these shares of our Common Stock, or the perception that holders of a large number of shares intend to sell their shares, could depress the market price of our Common Stock. The existence of such registration rights could also make it more difficult for us to raise funds through future offerings of our equity securities.

Our stockholders may experience additional dilution upon the exercise of warrants and options.
Pursuant to the promissory notes issued to Mr. Scotti and Mr. Takats, each has the option at any time over the six month period prior to the maturity of those notes to elect to convert the principal balance of their respective note into shares of our common stock at a conversion ratio based upon the current market price of our common stock immediately prior to the date of exercise of the conversion right. If either or both of Mr. Scotti and Mr. Takats were to exercise that conversion right, based upon the current market value of our stock of $0.008 per share, each would be entitled to receive 25,000,000 additional shares of our common stock, substantially diluting all other shareholders.
Insiders have substantial control over us and could delay or prevent a change in corporate control.
After the Merger, our directors, executive officers and principal stockholders, together with their affiliates, are expected to beneficially own, in the aggregate, a majority of our outstanding common stock. As a result, these stockholders, if acting together, may have the ability to determine the outcome of matters submitted to our stockholders for approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, these persons, if acting together, will have the ability to control the management and affairs of our company. Accordingly, this concentration of ownership may harm the market price of our common stock by:
•	delaying, deferring or preventing a change in control of our Company;

•	impeding a merger, consolidation, takeover or other business combination involving our Company; or

•	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our Company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis should be read in conjunction with Sweet Spot’s audited financial statements and notes thereto for years ending 2008 and 2009, and interim unaudited financial statements for the quarters ended January 31, 2009 and 2010, which appear elsewhere in this report. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results may differ materially from those discussed in these forward-looking statements due to a number of factors, including those set forth in the section entitled “Risk Factors” and elsewhere in this report.
The statements contained in this section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”), include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this MD&A are based on our current expectations and beliefs concerning future developments and their potential effects on the Company and Sycamore Films. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include those factors described in greater detail in Item IA of Part I, “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those anticipated in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
Overview
The business of the Company will be accomplished through its wholly owned subsidiary, Sycamore Films, as described in greater detail in Item I, “Business Description.” Sycamore Films was created primarily for the purposes of acquiring Sweet Spot. As such, prior to the acquisition of Sweet Spot pursuant to the Merger Agreement dated March 17, 2010, Sycamore Films had no separate business operations and maintained no significant financial statements. Accordingly, the statements in this MD&A relating to historical financial information pertain to financial statements of Sweet Spot, while forward-looking statements relate to the projected expanded operations of Sycamore Films.
Prior to its acquisition by Sycamore Films, Sweet Spot has been operating primarily as an outside vendor for motion picture studios and video games producers that engaged Sweet Spot to develop and produce promotional campaigns for their films and video games. Sweet Spot derived its revenue from professional fees charged to customers for the production of trailers and television spots for the motion picture and video gaming industries (see Note 2 to Sweet Spot’s audited financial statements). Services of outside vendors similar to Sweet Spot are generally included in a motion picture or video game distribution/P&A budget. As such, the revenues of Sweet Spot have been dependent on the amount of projects produced by Sweet Spot’s customers, and the amount of distribution/P&A budget. Sweet Spot’s customers’ ability and willingness to produce and distribute new projects, in turn, depended on the availability and costs of financial capital for new projects and the general economic climate in the entertainment industry.
The general economic downturn in the national economy at the end of 2008, with significantly reduced sources of financing being its major consequence, set in motion a chain of events that had adverse impact on the entertainment industry in general, and on Sweet Spot’s financial condition in particular. Without financial capital readily available for production and distribution of new motion pictures and video games, Sweet Spot’s customers have significantly reduced both the number of new projects and the sizes of the distribution/P&A’s budget. Decline in consumer confidence and consumer spending was another factor in scaling down their operations and budgets. To minimize costs, many video game producers and movie studios began producing their P&As in-house, rather than engaging outside vendors like Sweet Spot. As a result, companies like Sweet Spot have sustained downturn in their operations. Sweet Spot’s results of operations in 2008 and 2009 discussed in this MD&A section should be viewed in the context of these economic conditions and developments in the entertainment industry.

Results of Operations for the year ended October 31, 2008 and 2009
Revenues
Sweet Spot’s revenues declined from $1,108,435 in 2008 to $413,793 in 2009, causing the company to sustain net losses in both years. The decline in Sweet Spot’s revenues and operations is primarily attributable to the general conditions in the entertainment industry outlined above. Sweet Spot was particularly prone to industry changes due to Sweet Spot’s dependence on a few major clients (see Note 2 to Sweet Spot financial statements). Sweet Spot sustained a significant plunge in revenues when its major client (SEGA), as a cost-cutting measure, decided to produce their P&As in-house rather than retaining Sweet Spot. Sweet Spot sustained another drop in revenues when its major client, After Dark Films, in addition to reducing their general P&A budgets, made a corporate decision in 2009 to acquire fewer films, and produce more of their own movies. That second revenue drop is temporary, while After Dark Films’ projects are in the production stage. It is anticipated that Sweet Spot’s marketing and advertising services will be called upon once production on these films is completed. There have been no material failures in Sweet Spot’s particular products or services that may have accounted for any part of Sweet Spot’s revenue reduction.
Costs and Operating Expenses
Despite the decrease in revenues in 2009, Sweet Spot was able to minimize its net losses in 2009 in comparison to 2008 by adjusting to the shrinking demand for P&As through the process of cost optimization. Sweet Spot’s costs of revenue primarily consist of expenses relating to service providers used in the production process including personnel, licensing fees, and other costs allocable to the Sweet Spot’s projects. Sweet Spot’s operating expenses consist of selling and marketing (promotional) expenses and general and administrative expenses. Sweet Spot’s general and administrative expenses relate primarily to the compensation and associated costs for general and administrative personnel, professional fees, and other general overhead and facility costs.
In 2009, Sweet Spot’s costs and expenses have been reduced in all categories. Renegotiation of terms and conditions with Sweet Spot’s service providers resulted in reduction of cost of revenue ratio: in 2008, costs constituted 84% of revenues, whereas in 2009 this ratio was reduced to 73%. The resulting reduction of costs of revenue from $926,191 in 2008 to $304,009 in 2009 was largely due to a drastic reduction in compensation payments to Sweet Spot’s co-founders, Donald Scotti and Joseph Takats, who were compensated for their services primarily through their respective corporations, Red Cat Productions, Inc. and JRT Productions, Inc. Additionally, Sweet Spot’s promotional and marketing budget was reduced from $102,331 in 2008 to $44,248 in 2009, as Sweet Spot ceased to engage its public relationship consultant and enter in award shows or promotional catalogues. Finally, the general and administrative expenses have been cut almost in half, primarily through reduction in general overhead and supplies.
Sweet Spot’s financial statements do not account for legal and accounting costs that Sycamore Films and Sweet Spot has incurred as a result of the acquisition and merger transaction and the related preparation of audited statements and SEC filings, and will be incurring on an ongoing basis as part of compliance with public company’s obligations. Sycamore Films and Sweet Spot have incurred an estimated total of over $300,000 in legal fees and $45,000 in accounting fees to complete the merger of Sweet Spot in Sycamore Films and Sycamore Films’ subsequent acquisition by ImaRx. The Company’s compliance with a public company’s reporting obligations have been considered in creating Sycamore Films’ twelve months operating budget.
Results of Operations for the three months ended January 31, 2009 and 2010
The accompanying balance sheet of Sweet Spot as of January 31, 2010, the statements of operations and cash flows for the quarters ended January 31, 2009 and 2010, and the statement of stockholders’ deficit for the quarter ended January 31, 2010 are unaudited. Sweet Spot’s unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly Sweet Spot’s financial position, results of operations and cash flows for the quarters ended January 31, 2009 and 2010.

Sweet Spot’s unaudited statement of operations for the quarter ending on January 31, 2010 reflects a decrease in revenues compared to the quarter ending on January 31, 2009: from $230,014 to $128,986. However, the cost of revenue ratio has been significantly improved: for 2009, costs constituted approximately 78% of the revenues, whereas for 2010 this ration has been reduced to approximately 45%. This improvement can be explained by Sweet Spot’s further efforts to optimize their costs. As a result, despite a slight increase in Sweet Spot’s operating expenses (from $56,798 for 2009 to $71,230 for 2010), Sweet Spot s net loss has been reduced from $9,593 for the quarter ending on January 31, 2009, to $3,438 for the quarter ending on January 31, 2010. These unaudited results, however, may not reflect all accounts payable or receivable and are not necessarily indicative of the results to be expected for the year ending October 31, 2010 or for any other future year.
Liquidity and Capital Resources
Sweet Spot
Sweet Spot had no substantial cash or cash equivalents or other financial assets at the end of 2008 and 2009 and no significant working capital as of January 31, 2010. Sweet Spot’s unaudited interim financial statements for the period ending January 31, 2010 reflect $62,641 in cash and cash equivalents. Cash equivalents, according to Sweet Spot’s accounting practices, include all highly liquid investments purchased with a maturity of three months or less. Sweet Spot places its cash and cash equivalents with high credit quality financial institutions, but at times, maintains cash balances in excess of amounts insured by the United States government or its agencies. Sweet Spot’s financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should Sycamore Films be unable to continue as a going concern.
Sycamore Films
As successor of Sweet Spot, Sycamore Films presently has no material unused sources of liquid assets and Sycamore Films’ liquidity and capital resources are expected to derive primarily from completion of a line of credit transaction with a financier that is also an investor. It is anticipated that this line of credit will provide Sycamore Films with working capital of up to $8 million over the next twelve (12) months. The Company intends to engage an investment banker to assist with additional capital raising activities to occur in 2011. No assurance can be given that such funds will be raised or that the Company and Sycamore will have sufficient funds to expand its business activities as vigorously or as broadly as discussed above. The existing business activities of Sweet Spot, to be now conducted by Sycamore Films, will serve to provide a stable basis of operations for Sycamore Films as it expands its activities. Such expansion will be tied primarily to the rate and amount of funds the Company will raise in the next 12 to 24 months. The Company’s and Sycamore Films’ ability to continue as a going concern is dependent upon obtaining additional capital and generating positive cash flows from operations. We have received an audit report from our independent registered accounting firm containing an explanatory paragraph stating that our historical recurring losses from operations raises substantial doubt about our ability to continue as a going concern.
Off-Balance Sheet Arrangements
As of October 31, 2008 and 2009 and January 31, 2010, Sweet Spot did not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. Sycamore Films similarly has no plans for engaging in off-balance sheet arrangements.
Critical Accounting Policies and Management Estimates
This management’s discussion and analysis of the Company’s, Sycamore Films’ and Sweet Spot’s financial condition and results of operations are based on Sweet Spot’s financial statements, which have been prepared in accordance with the standards of the Public Company Accounting Oversight Board (United States). The preparation of these financial statements required us to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosed amounts of contingent assets and liabilities and our reported revenue and expenses. Sweet Spot’s audits included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing auditors’ opinion on the effectiveness of Sweet Spot’s internal control over financial reporting, nor have the auditors provided such an opinion. The audits also included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

We believe that the following accounting policies are critical to a full understanding of our reported financial results. Sweet Spot’s significant accounting policies are more fully described in Note 2 of Sweet Spot’s audited financial statements.
Revenue Recognition
Sweet Spot derives its revenue from professional fees charged to customers for the production of trailers and television spots for the motion picture and video gaming industries. Sweet Spot enters into fixed-price arrangements with its customers. To date, there have been no time and materials contracts. Sweet Spot recognizes revenue in accordance with Accounting Standards Codification 605-35, Revenue Recognition, Construction-Type and Production-Type Contracts (formerly Statement of Position No. 81-1). Accordingly, Sweet Spot records its revenue using the percentage-of-completion method of accounting. Under the percentage-of-completion method, revenues are recorded based on actual costs incurred to the total costs expected to be incurred at the completion of the contract.
If, in the future, Sycamore Films enters into time and materials contracts, Sycamore Films will recognize revenue as the services are performed based on the contractual billing rates.
Sweet Spot defers revenue when cash has been received from the customer and the arrangement does not qualify for revenue recognition under Sweet Spot’s policy. These amounts are reflected as deferred revenue on the accompanying balance sheets. Sweet Spot records accounts receivable when the arrangement qualifies for revenue recognition or Sweet Spot has a contractual billing right.
Revenue is recognized net of estimated sales returns and allowances. If actual sales returns and allowances are greater than estimated by management, additional expense may be incurred. In determining the estimate for sales allowances, Sweet Spot relies upon historical experience and other factors, which may produce results that vary from estimates. To date, the estimated sales returns and allowances have varied within ranges consistent with management’s expectations and have not been significant.
Accounts Receivable, Allowance for Doubtful Accounts and Concentrations
Sweet Spot provides credit to customers throughout the United States. In these instances, Sweet Spot performs limited credit evaluations of its customers and does not obtain collateral with which to secure its accounts receivable. Accounts receivable, if any, are reported net of an allowance for doubtful accounts, which is management’s best estimate of potential credit losses. Sweet Spot’s allowance for doubtful accounts is based on historical experience, but management also takes into consideration customer concentrations, creditworthiness, and current economic trends when evaluating the adequacy of the allowance for doubtful accounts. As of October 31, 2008, 2009, and January 31, 2010, the allowance for doubtful accounts was $10,000, $14,300, and $14,300, respectively.

Stock-Based Compensation
To date, Sweet Spot has not recorded any stock-based compensation as it has not issued any stock-based awards. Sycamore Films will recognize stock-based compensation expense related to employee option and restricted stock grants in accordance with Accounting Standards Codification 718 Compensation — Stock Compensation (“ASC 718”). This standard requires Sycamore Films to record compensation expense equal to the fair value of awards granted to employees.
Income Taxes
Deferred income tax assets and liabilities are computed for temporary and permanent differences between the financial statements and income tax bases of assets and liabilities. Such deferred income tax asset and liability computations are based on enacted tax laws and rates applicable to years in which the differences are expected to reverse. Income tax expense is the tax payable or refundable for the year plus or minus the change during the year in deferred income tax assets and liabilities. A valuation allowance is established, when necessary, to reduce deferred income tax assets to the amount that is more likely than not to be realized.
In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, which has been codified into Accounting Standards Codification 740. This pronouncement clarifies the accounting for uncertainty in income taxes recognized in the financial statements. This pronouncement also provides a recognition threshold and measurement process for recording in the financial statements uncertain tax positions taken or expected to be taken in Sweet Spot’s tax return. This standard further provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and disclosure requirements for uncertain tax positions. Sweet Spot retroactively adopted the provision of this accounting standard on November 1, 2007 as financial statements had not been previously issued for Sweet Spot. The adoption did have a significant impact on Sweet Spot’s results of operations, cash flows, or financial position.
Derivative Financial Instruments
Derivative financial instruments, as defined in SFAS No. 133, Accounting for Derivative Financial Instruments and Hedging Activities (“FAS 133”), codified into ASC 815, consist of financial instruments or other contracts that contain a notional amount and one or more underlying features (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. Derivative financial instruments may be free-standing or embedded in other financial instruments. Further, derivative financial instruments are initially, and subsequently, measured at fair value and recorded as liabilities or, in rare instances, assets.
The Company does not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, the Company recently issued convertible promissory notes to the former shareholders of Sweet Spot with features that initially appear to be either (i) not afforded equity classification, (ii) embody risks not clearly and closely related to host contracts, or (iii) may be net-cash settled by the counterparty. As required by FAS 133, in certain instances, these instruments are required to be carried as derivative liabilities, at fair value, in our financial statements.
The Company is currently determining the impact of the promissory note issuances totaling $400,000 and will adopt the appropriate accounting policy upon final determination. If ultimately determined that an embedded conversion feature is present the Company will also determine the appropriate valuation technique (and combinations thereof) that are considered to be consistent with objectively measuring fair values. In selecting the appropriate technique, consideration will be given to, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques are highly volatile and sensitive to changes in the trading market price of our common stock, which has a high-historical volatility. Since derivative financial instruments are initially and subsequently carried at fair values, the Company’s operating results will reflect the volatility in these estimate and assumption changes.
Recent Accounting Pronouncements
In May 2009, the FASB issued SFAS No. 165, Subsequent Events, which has been codified into Accounting Standards Codification 855. The guidance includes new terminology for considering subsequent events and has required disclosure on the date through which an entity has evaluated subsequent events. The standard is effective for interim or annual periods ending after June 15, 2009. The adoption did not have a significant impact on Sweet Spot's results of operations, cash flows, or financial position.
In January 2010, the FASB amended authoritative guidance for improving disclosures about fair-value measurements. The updated guidance requires new disclosures about recurring or nonrecurring fair-value measurements including significant transfers into and out of Level 1 and Level 2 fair-value measurements and information on purchases, sales, issuances, and settlements on a gross basis in the reconciliation of Level 3 fair-value measurements. The guidance also clarified existing fair-value measurement disclosure guidance about the level of disaggregation, inputs, and valuation techniques. The guidance became effective for interim and annual reporting periods beginning on or after December 15, 2009, with an exception for the disclosures of purchases, sales, issuances and settlements on the roll-forward of activity in Level 3 fair-value measurements. Those disclosures will be effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years. The Company does not expect that the adoption of this guidance will have a material impact on the financial statements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of (or options and warrants exercisable within 60 days of) April 30, 2010, by: (a) all those known by us to be beneficial owners of more than five percent of our common stock; (b) each current director; (c) each of the named executive officers; and (d) all of our executive officers and directors as a group. This table lists applicable percentage ownership based on 91,042,468 shares of common stock outstanding as of April 30, 2010.
Beneficial ownership is determined according to the rules of the SEC. Beneficial ownership means that a person has or shares voting or investment power of a security, and includes shares underlying options and warrants that are currently exercisable or exercisable within 60 days after the measurement date. This table is based on information supplied by officers, directors and principal stockholders. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below, based on the information each of them has given to us or that is otherwise publicly available, have sole investment and voting power with respect to their shares, except where community property laws may apply.
Options and warrants to purchase shares of our common stock that are exercisable within 60 days after April 30, 2010 are deemed to be beneficially owned by the persons holding these options and warrants and outstanding for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage.
Except as otherwise indicated, the address of the security and stockholders listed below is 6860 Lexington Avenue, Los Angeles, CA 90038.

	Shares	Percentage
	Beneficially	of Common Stock
Name of Beneficial Owner	Owned	Beneficially Owned
Edward Sylvan, CEO and Director	48,419,808	53%
Terry Sylvan, Vice President, Corporate Communications and Director	14,767,765	16%
Joseph Takats, Director, Senior Executive Vice President (1)	2,307,463	2.5%
Donald Scotti, Director, President (2)	2,307,463	2.5%
Michael Doban, Chief Operating Officer and Director	922,985	1.0%
All directors and executive officers as a group (5 persons)(3)	68,725,484	75.50%

(1)	Includes 2,307,463 shares of common stock held by JRT Productions, Inc. Mr. Takats is the sole stockholder of JRT Productions and as such has sole voting, dispositive and investment control over such securities.

(2)	Includes 2,307,463 shares of common stock held by Red Cat Productions, Inc. Mr. Scotti is the sole stockholder of Red Cat Productions and as such has sole voting, dispositive and investment control over such securities.

(3)	Includes shares described in footnotes (1) – (2)
Changes in Control
There are no change of control agreements in effect with respect to the outstanding shares of common stock of ImaRx. However, as part of the Transaction, ImaRx entered into a pledge and security agreement with respect to all of the shares of Sycamore Films acquired by ImaRx in the transaction. Because these shares represent the primary asset of ImaRx a description of the pledge transaction is provided below.
In addition to the issuance of shares of ImaRx common stock under the terms of the Stock Purchase Agreement to each of Red Cat Productions, Inc. and JRT Productions, Inc. in exchange for all the shares of Sycamore Films common stock held by each of them, ImaRx also executed and delivered to each of Red Cat and JRT a promissory note in the principal amount of $200,000. Each $200,000 promissory note is secured by a first priority perfected pledge of 50% of the shares of stock of Sycamore Films owned by ImaRx. As a result, all of the shares of Sycamore Films held by ImaRx are pledged to secure the obligations represented by both $200,000 promissory notes. Pursuant to the terms of the pledge and security agreement ImaRx may not, among other things, without the prior written consent of JRT and Red Cat, sell, gift, pledge, exchange or otherwise dispose of any of the Sycamore Films shares, cause or permit Sycamore Films to make any change in its capital structure or issue or create any stock or other equity interest, or take or fail to take any action which would in any manner impair the value of the Sycamore Films shares. In the event ImaRx defaults on the payment of either or both of the $200,000 promissory notes, and such default is not cured within the applicable cure period, Red Cat and/or JRT may exercise in respect of the Sycamore Films shares pledged as security for the notes, in addition to other rights and remedies they may have, all of the rights and remedies of a secured party on default under the Uniform Commercial Code and also may sell the Sycamore Films shares or any part thereof at public or private sale. In the event that the proceeds of any such sale is insufficient to pay all outstanding indebtedness remaining on the notes, ImaRx may be liable for the deficiency, together with interest. The pledge agreement will terminate upon the earliest of ImaRx’s receipt of notice expressly stating that neither JRT or Red Cat any longer claims any security interest in the Sycamore Films shares, or the transfer of the proceeds of the sale of the Sycamore Films shares subsequent to the liquidation sale of such shares and payment of any outstanding deficiency, or the payment in full of each of the promissory notes. In the event of such an event, ImaRx could lose all or a portion of its ownership interest in Sycamore Films.
DIRECTORS AND EXECUTIVE OFFICERS
The Board of Directors is responsible for the overall management of the Company and elects executive officers who are responsible for administering the Company’s day-to-day operations.
In connection with the Transaction, the following persons were elected to serve as executive officers and directors of ImaRx Therapeutics:

Name	Position	Age	Director Since
Donald J. Scotti	Director and President	61	2010
Joseph R. Takats	Director and Senior Executive Vice President, Treasurer	45	2010
Edward Sylvan	Chairman, Director and Chief Executive Officer	41	2010
Terry Sylvan	Director and Senior Executive Vice President,
	Corporate Communications	43	2010
Michael Doban	Director and Chief Operating Officer	57	2010
Donald J. Scotti. Mr. Scotti, age 61, has served as President and a director of our company since May 2010. From 2006 through 2010, Mr. Scotti served as Chief Executive Officer and President of Sweet Spot Productions, Inc., a motion picture marketing company of which Mr. Scotti was a significant shareholder. He was Senior Producer of Alkemi Entertainment in 2006. From 1998 through 2005, Mr. Scotti served in various positions at Kaleidoscope Films Group, including Producer and Vice President. We believe that Mr. Scotti’s extensive management experience in the motion picture marketing industry, as well as his leadership skills and creative ability, support the conclusion that he should serve as one of our directors.
Joseph R. Takats. Mr. Takats, age 45, has served as Senior Executive Vice President, Treasurer and a director of our company since May 2010. From September 2007 through April 2010, Mr. Takats served as Creative Director of Sweet Spot Productions, Inc., a motion picture marketing company of which Mr. Takats was a significant shareholder. He was Executive Vice President of Marketing for After Dark Films and Autonomous Films from January 2007 through September 2007. Mr. Takats also served as Creative Director for Alkemi Entertainment from June 2003 through December 2006 and Creative Director of Miramax Films from 1993 through 1998. Mr. Takats has received several awards and nominations in the motion picture marketing industry, including Hollywood Reporter Key Arts Awards and a Golden Trailer award. We believe that Mr. Takats’ significant experience within the motion picture marketing industry, as well as his management skills and creative ability, support the conclusion that he should serve as one of our directors.
Edward Sylvan. Mr. Sylvan, age 41, has served as Chairman & CEO of our company since May 2010. From 2002 up to the present Mr. Sylvan has been providing consulting services to small cap startup companies in the areas of corporate structure and finance through his privately held company Silau II Holdings Ltd. From 2000 to 2002 he was a company director with responsibilities in finance and corporate development at Beco International, a corporate finance and investor relations firm. While at Beco, he also served on the board of directors for the junior mining companies Solitaire Minerals and First Narrows Resources where he was responsible for raising capital and sourcing strategic acquisitions and partnerships. Mr. Sylvan is an active manager and lead investor with more than 20 years experience in the securities industry. Mr. Sylvan’s has worked as an equity trader for Marathon Brokerage, one of Canada’s leading junior mining investment bank and one of the most active trading firms in North America. He was one of the youngest equities traders and retail stockbroker for Scotia McLeod, a leading financial institution in Canada. We believe that Mr. Sylvan’s extensive experience in the financial industry and capital markets, as well as his leadership skills and creative ability, support the conclusion that he should serve as one of our directors.

Terry Sylvan. Mr. Sylvan, age 43, has served as Executive Vice President Corporate Communication of our company since May 2010. From 2007 up to the present Mr. Sylvan has been a partner in the Vancouver based advertising agency SterlingKlor Communications where he co-manages client development, business strategy and account management of marketing programs for a diverse list of B2B sector clients. From 1996 to 2007 Mr. Sylvan served as a Senior Strategic Planner and Account Director where he developed and managed traditional mass marketing, brand strategy and new media campaigns at various communications agencies including BBDO, DDB and McCann Terry. We believe that Mr. Sylvan’s extensive experience in the communications industry and capital markets, as well as his leadership skills and creative ability, support the conclusion that he should serve as one of our directors.
Michael Doban. Mr. Doban, age 57, has served as Director and Chief Operating Officer of our company since May 2010. From 1995 to present Mr. Doban has worked as an international cinema and film consultant specializing in all aspects of motion picture marketing and distribution. From 2003 to 2006, Mr. Doban was a co-founder of Freestyle Releasing a United States domestic theatrical distribution company. From 1992 to 1995 Mr. Doban also served as a Senior vice President for United Artist Theatres International and from 1982 to 1992 he served as Senior Vice President Film Programming for United Artist Theatres. We believe that Mr. Doban’s significant experience within the motion picture marketing industry, as well as his management skills and creative ability, support the conclusion that he should serve as one of our directors.
Arrangements Regarding Appointment as a Director
Pursuant to the terms of the Stock Purchase Agreement, ImaRx has agreed that during the time that JRT Productions and Red Cat Productions own not less than 250,000 shares of ImaRx’s common stock, to the extent permissible by applicable law and listing regulations, each of Mr. Scotti and Mr. Takats shall be nominated annually as members of the Board of Directors of ImaRx and that during that time the size of the Board of Directors shall not be more than seven (7) members. Additionally, in accordance with the terms of the Merger Agreement each of Mr. Scotti and Mr. Takats were appointed to the Board of Directors of Sycamore Films.
Family Relationships
Edward Sylvan and Terry Sylvan are brothers.
Shareholders Agreement
On May 14, 2010, the Company’s shareholders collectively holding approximately 75% of the Company’s voting stock, specifically, Edward Sylvan, Terry Sylvan, Michael Doban , JRT Productions, Inc., and Red Cat Productions, Inc., (the “Shareholders”), have agreed that, as long as Red Cat and JRT each own at least 250,000 shares of the Company’s common stock prior to the reverse 2:1 stock split, the Shareholders shall take all actions as are reasonably necessary to elect Don Scotti and Joe Takats to the Board of Directors of the Company and Sycamore Films. The Shareholders further agreed that, so long as Don Scotti and Joseph Takats remain directors on the Company’s Board of Directors, the Shareholders will vote all their shares of the Company’s common stock against any resolution or amendment of the Company’s Certificate of Incorporation or Bylaws, or any other transaction, that would cause the membership of the Company’s Board to exceed seven (7) directors, unless Don Scotti and Joe Takats approve a different vote as to any such action. As of the date of the Agreement, Edward Sylvan held approximately 53% of the Company’s voting stock, Terry Sylvan — 16%, Michael Doban — 1%, and JRT and Red Cat each held 2.5%.
EXECUTIVE COMPENSATION
The Executive Compensation information provided herein with respect to Mr. Scotti and Mr. Takats represents compensation paid to them by Sweet Spot Productions up to the closing of the Transaction. The Executive Compensation information provided herein with respect to Mr. Edward Sylvan and Mr. Terry Sylvan represents compensation paid to them by Sycamore Films up to the closing of the Transaction. Compensation earned by former executive officers of ImaRx is not included as it is not relevant to an understanding of the current operations of the Company.

Summary Compensation Table
The following table summarizes the compensation that was earned by, or paid or awarded to, the named executive officers of the Company and Sycamore Films and includes compensation paid to them prior to the Transaction.
Summary Compensation Table

			All Other
Name and Principal Position	Fiscal Year	Salary ($)	Compensation ($) (1)		Total ($)
Donald J. Scotti, President and Director	2009	$—	$62,000	(2)	$62,000
	2008	$—	$250,000	(3)	$250,000

Joseph R. Takats, Senior Executive Vice President and Director	2009	$—	$79,137		$79,137
	2008	$—	$250,000	(4)	$250,000

Edward Sylvan, CEO and Director (5)	2009	$—	—		$0
	2008	$—	—		$0

Terry Sylvan, Vice President and Director (5)	2009	$—	—		$0
	2008	$—	—		$0

Michael Doban, Chief Operating Officer and Director	2009	$—	—		$0
	2008	$—	—		$0

(1)	Includes all other compensation not reported in the preceding columns, including perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000.

(2)	Includes $62,000 received by Mr. Scotti from Red Cat Productions, Inc. in 2009 for services rendered to the Company by Red Cat Productions through its sole shareholder, Mr. Scotti. Red Cat Productions was a 50% shareholder of the Company prior to the Transaction.

(3)	Includes $250,000 received by Mr. Scotti from Red Cat Productions, Inc. in 2008 for services rendered to the Company by Red Cat Productions through its sole shareholder, Mr. Scotti. Red Cat Productions was a 50% shareholder of the Company prior to the Transaction.

(4)	Includes $162,500 received by Mr. Takats from ShineOla Films, LLC in 2008 for services rendered to the Company by ShineOla Films through its sole shareholder, Mr. Takats. ShineOla Films is a predecessor of JRT Productions, Inc which was a 50% shareholder of the Company prior to the Transaction.

(5)	Neither Edward Sylvan or Terry Sylvan received any remuneration for their services rendered to Sycamore Films prior to the Transaction.
Employment Contracts
Agreements with our Named Executive Officers
The following is a description of selected terms of the agreements that we have entered into with our named executive officers, as such terms relate to the compensation reported and described in this report.
Employment Agreement with Donald J. Scotti, President
Base Compensation. The agreement provides for an annual salary of $200,000 from inception of this agreement on May 14, 2010 through the term of the agreement ending May 14, 2013, unless the agreement is earlier terminated according to the terms of the agreement. The agreement also provides for annual compensation reviews.
Bonus. The agreement provides that Mr. Scotti is entitled to an annual bonus payment equal to four percent (4%) of the consolidated net profits of the Company and its subsidiaries in excess of $5,000,000, payable at the end of each calendar year.

Gross Up Payments. The agreement provides that Mr. Scotti is entitled to gross-up payments in the event any amount we pay him would be subject to the excise tax imposed by the Internal Revenue Service.
Stock Option Plans. The agreement provides that Mr. Scotti is entitled to participate in all of the stock option plans available to our employees in effect from time to time.
Perquisites. The agreement provides that during the period of employment, that Mr. Scotti is entitled to six (6) weeks of paid vacation per year, and any unused vacation time may be carried over from year to year. Mr. Takats [Scotti] is also entitled to an automobile allowance in the amount of $750.00 a month during the first six months of employment, and $1,500.00 per month thereafter, which allowance includes the cost of insurance, maintenance and repair.
Term and Termination. The initial term of the agreement is for a period of three years commencing on the Closing of the Transaction. Thereafter, Mr. Scotti shall be an employee-at-will. During the term of the agreement the Company may only terminate the employment agreement for cause.
Noncompetition. Mr. Scotti has agreed that during the term of employment he will not directly compete with us or our business. However, if we breach any covenant owed to Mr. Scotti, or certain other individuals and entities, without curing such breach within 60 days, Mr. Scotti’s noncompetition obligations will be null and void.
Employment Agreement with Joseph R. Takats, Senior Executive Vice President, Treasurer
Base Compensation. The agreement provides for an annual salary of $200,000.00 from inception of this agreement on May 14, 2010 through the term of the agreement ending May 14, 2013, unless the agreement is earlier terminated according to the terms of the agreement. The agreement also provides for annual compensation reviews.
Bonus. The agreement provides that Mr. Takats is entitled to an annual bonus payment equal to four percent (4%) of the consolidated net profits of the Company and its subsidiaries in excess of $5,000,000, payable at the end of each calendar year.
Gross Up Payments. The agreement provides that Mr. Takats is entitled to gross-up payments in the event any amount we pay him would be subject to the excise tax imposed by the Internal Revenue Service.
Stock Option Plans. The agreement provides that Mr. Takats is entitled to participate in all of the stock option plans available to our employees in effect from time to time.
Perquisites. The agreement provides that during the period of employment, that Mr. Takats is entitled to six (6) weeks of paid vacation per year, and any unused vacation time may be carried over from year to year. Mr. Takats [Scotti] is also entitled to an automobile allowance in the amount of $750.00 a month during the first six months of employment, and $1,500.00 per month thereafter, which allowance includes the cost of insurance, maintenance and repair.
Term and Termination. The initial term of the agreement is for a period of three years commencing on the Closing of the Transaction. Thereafter, Mr. Takats shall be an employee-at-will. During the term of the agreement the Company may only terminate the employment agreement for cause.
Noncompetition. Mr. Takats has agreed that during the term of employment he will not directly compete with us or our business. However, if we breach any covenant owed to Mr. Takats, or certain other individuals and entities, without curing such breach within 60 days, Mr. Takats’ noncompetition obligations will be null and void.

Director Compensation
Currently, our directors do not receive compensation for attending meetings of the Board or committee meetings, Following the Merger, it is anticipated that each non-employee director will receive a reasonable amount to be determined for each Board or committee meetings attended in person or by electronic means. Directors are also reimbursed for out-of pocket travel and other expenses incurred in attending Board and/or committee meetings. In addition, non-employee directors may be engaged by the Company to perform consulting services from time to time and receive compensation for such services as negotiated with the Company.
The table below provides additional information with respect to compensation paid to the Company’s directors during fiscal 2009: The Director Compensation information provided herein with respect to Mr. Scotti and Mr. Takats represents compensation paid to them by Sweet Spot Productions up to the closing of the Transaction. The Director Compensation information provided herein with respect to Mr. Edward Sylvan, Mr. Terry Sylvan and Mr. Michael Doban represents compensation paid to them by Sycamore Films up to the closing of the Transaction.

	Fee Earned or	Stock	Option	Other
	Paid in Cash	Awards	Awards	Compensation	Total
Name(1)	($)	($)	($)	($)	($)
Donald J. Scotti	—	—	—	—	$0.00
Joseph R. Takats	—	—	—	—	$0.00
Edward Sylvan	—	—	—	—	$0.00
Terry Sylvan	—	—	—	—	$0.00
Michael Doban	—	—	—	—	$0.00
Incentive Plans
Upon the close of the Merger, it is anticipated that ImaRx’s existing stock option plan will be terminated and no further options will be granted under the plan. The Company’s Board of Directors may approve a long term incentive plan subsequent to the close of the Transaction, which may authorize the Board, or a committee thereof, to provide equity-based compensation in the form of stock options, restricted stock and other stock-based awards, which will be used to attract and retain qualified employees, directors and consultants.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE
Since January 1, 2008, neither ImaRx nor Sycamore Films have engaged in any transactions with our executive officers, directors and holders of 5% or more of our stock in which the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years except as set forth below.
During 2008, the Company paid $250,000 to Red Cat Productions, Inc. for services rendered to the Company by Red Cat Productions Inc., through its sole shareholder, Mr. Scotti, a director and executive officer of the Company.
During 2008 the Company paid $162,500 to ShineOla Films, LLC for services rendered to the Company by ShineOla Films through its sole shareholder, Mr. Takats. ShineOla Films is a predecessor of JRT Productions, Inc which was a 50% shareholder of the Company prior to the Transaction. The Company directly paid Mr. Takats an additional $87,500 during fiscal 2008.
In addition to the issuance of shares of ImaRx common stock under the terms of the Stock Purchase Agreement to each of Red Cat Productions, Inc. and JRT Productions, Inc. in exchange for all the shares of Sycamore Films common stock held by each of them, ImaRx also executed and delivered to each of Red Cat and JRT a promissory note in the principal amount of $200,000. Mr. Scotti, a member of the Board of Directors and an executive officer of each of ImaRx and Sycamore Films owns all of the outstanding ownership interest of Red Cat and Mr. Takats, a member of the Board of Directors and an executive officer of each of ImaRx and Sycamore Films owns all of the outstanding ownership interest of JRT. The terms of each promissory note provide for the payment by ImaRx to each of Red Cat and JRT of $200,000 plus interest at an annual rate of 7% within six (6) months from the date of closing the Transaction. The outstanding balance of the notes may be converted at any time into shares of ImaRx common stock at the election of the Red Cat and JRT. The payment of each of the promissory notes is secured by a pledge of all of the shares of Sycamore Films held by ImaRx. As of the date of this report the entire principal amount of $200,000 remains outstanding on each promissory note.

Director Independence
Presently, we are not required to comply with the director independence requirements of any securities exchange. After closing the Transaction, our Board of Directors will review at least annually the independence of each director. During these reviews, our Board of Directors will consider transactions and relationships between each director (and his or her immediate family and affiliates) and our Company and its management to determine whether any such transactions or relationships are inconsistent with a determination that the director was independent. Our Board of Directors will conduct its annual review of director independence to determine if any transactions or relationships exist that would disqualify any of the individuals who then served as a director under the rules of a national securities exchange, or require disclosure under SEC rules. We anticipate that in determining whether our directors are independent, we intend to comply with the rules of The NASDAQ Stock Market. Although the Board of ImaRx has not made any formal determinations with respect to the independence of the directors, it is anticipated that none of the members of the ImaRx Board of directors will qualify as independent directors.
The Company does not have an audit, compensation or nominating committee at this time. The Company has not designated an Audit Committee Financial Expert.
MARKET PRICE AND DIVIDENDS ON IMARX’S COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS
The ImaRx common stock is currently quoted on the Over the Counter Bulletin Board under the symbol “IMRX.OB”. From July 2007 to October 2008, ImaRx’s common stock was traded on the NASDAQ Capital Market under the symbol “IMRX”. Prior to that time, there was no public market for its common stock. The following table sets forth, for the periods indicated, the quarterly high and low sales prices per share of ImaRx’s common stock as reported by NASDAQ through October 22, 2008 and the Over the Counter Bulletin Board after October 22, 2008.

	High	Low
2010
First Quarter	$0.051	$0.008

2009
Fourth Quarter	$0.03	$0.006
Third Quarter	0.04	0.012
Second Quarter	0.03	0.01
First Quarter	0.035	0.01

2008
Fourth Quarter	$0.10	$0.04
Third Quarter	0.33	0.04
Second Quarter	0.84	0.16
First Quarter	2.17	0.36
Holders
As of May 17, 2010, there were 91,042,468 shares of Common Stock issued and outstanding held by approximately 313 holders of record of our Common Stock after the Closing of the Transaction.
Dividends
We have not declared or paid any cash dividends on Common Stock since our inception, and our Board of Directors currently intends to retain all earnings for use in the business for the foreseeable future. Any future payment of dividends will depend upon our results of operations, financial condition, cash requirements, and other factors deemed relevant by our Board of Directors.

Rule 144 Shares
SEC regulations regarding the sales of securities without registration pursuant to the exemption from registration are provided in SEC Rule 144 under the Securities Act. Under rule 144, stockholders who are non-affiliates of a publicly-reporting company that never was a “shell company” under SEC rules may be able to sell their shares of Common Stock under Rule 144 within six months after acquiring such shares, without any restrictions, other than such company continuing to remain current in the filing of its periodic reports with the SEC for an additional six months. Affiliates of that company also would be able to sell their shares under Rule 144, but would be subject to volume and trading limitations as under the prior Rule 144. Stockholders who purchase securities in a company that is or ever was a shell company or received their shares of Common Stock in a “reverse merger” with a shell company, which would apply to stockholders of the Company who acquired shares in the Transaction are subject to a modified holding period. In this case, the holding period continues until the longer of (i) six months from the date of acquiring the securities and (ii) the date which is one year following the date that the Company ceases to be a shell company and releases the information contained in this Form 8-K. In addition, if a company ever was a shell company, in order to utilize Rule 144 to effect a sale, the Company must have completed all its periodic report filings with the SEC during the 12-month period preceding such proposed sale. Therefore, all shares of Common Stock issued in connection with the Transaction, if not registered with the SEC, will not be transferable pursuant to Rule 144 until 12 months after the filing of this Form 8-K, provided that we remain current in the filing of our periodic reports during that period. Shares held by affiliates of the Company still will be subject to the volume and trading limitations of Rule 144, which will generally limit their sale to one percent of the number of shares of the Company’s Common Stock then outstanding, during any three-month period.
EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information regarding outstanding awards and shares reserved for future issuance under ImaRx’s equity compensation plans as of December 31, 2009. All of the outstanding awards are held by former executive officers and directors of ImaRx.

	Number of		Number of securities
	securities to be		remaining available for
	issued upon	Weighted-average	future issuance under equity
	exercise of	exercise price of	compensation plans
	outstanding awards	outstanding awards	(excluding securities reflected
Plan Category	(a)	(b)	in column (a)) (c)

Equity compensation plans approved by security holders	340,685	$7.05	1,276,994
Equity compensation plans not approved by security holders	None	None	None

Total	340,685	$7.05	1,276,994
RECENT SALES OF UNREGISTERED SECURITIES [ITEM 701]
On May 14 , 2010 pursuant to an Agreement for the Purchase and Sale of Stock dated March 17, 2010 ImaRx issued 79,376,735 shares of its common stock to the Sycamore Films Stockholders in exchange for all of the outstanding shares of common stock of Sycamore Films. ImaRx believes that the issuance of its Common Stock in connection with the Stock Purchase Agreement was exempt from registration under Section 4(2) and Regulation D and Regulation S of the Securities Act.
DESCRIPTION OF COMPANY’S SECURITIES
Description of ImaRx Capital Stock
The ImaRx authorized capital stock consists of 100,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share. The ImaRx common stock is currently quoted on the Over the Counter Bulletin Board under the symbol “IMRX.OB”.
Common Stock
As of May 17, 2010, 91,042,468 shares of our common stock were outstanding and held of record by 313 stockholders. In addition, as of December 31, 2009, 340,685 shares of our common stock were subject to outstanding options, and 873,913 shares of our common stock were subject to outstanding warrants.

Each share of our common stock entitles its holder to one vote on all matters to be voted on by our stockholders. Subject to preferences that may apply to any of outstanding preferred stock which may be issued in the future, holders of our common stock will participate equally in all dividends payable with respect to our common stock, if and when declared by our board of directors. If we liquidate, dissolve or wind up, the holders of common stock are entitled to share ratably in all distributions of assets subject to any liquidation rights and preferences of any of our outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.
Preferred Stock
The ImaRx board of directors has the authority, without further action by our stockholders, to issue up to 5,000,000 shares of our preferred stock in one or more series. Our board of directors may designate the rights, preferences, privileges and restrictions of our preferred stock, including any qualifications, limitations or restrictions thereon. The issuance of our preferred stock could have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying or preventing a change in control. Even the ability to issue preferred stock could delay or impede a change in control. No shares of our preferred stock are currently outstanding, and we currently have no plan to issue any shares of our preferred stock.
Warrants and Options
As of April 30, 2010 the following warrants were outstanding:
•	Warrant to purchase 2,281 shares of our common stock, at an exercise price of $13.75 per share. This warrant may be exercised at any time prior to the later of either January 16, 2011 or five years after our initial public offering.

•	Warrant to purchase an aggregate of 614 shares of our common stock at an exercise price of $35.00 per share. This warrant may be exercised at any time prior to March 6, 2011.

•	Warrant to purchase an aggregate of 1,000 shares of our common stock at an exercise price of $10.00 per share. This warrant may be exercised at any time prior to October 10, 2013.

•	Warrants to purchase an aggregate of 37,769 shares of our common stock at an exercise price of $10.00 per share issued pursuant to our March 2003 bridge financing. These warrants may be exercised from time to time prior to January 28, 2011.

•	Warrants to purchase an aggregate of 20,000 shares of our common stock at an exercise price of $20.00 per share. These warrants may be exercised at any time prior to September 27, 2015.

•	Warrants to purchase an aggregate of 74,996 shares of our common stock at an exercise price of $21.25 per share. These warrants may be exercised at any time prior to October 6, 2012.

•	Warrants to purchase an aggregate of 15,000 shares of our common stock at an exercise price of $20.00 per shares. These warrants may be exercised at any time prior to January 13, 2013.

•	Warrants to purchase an aggregate of 175,000 shares of our common stock at an exercise price of $5.75. These warrants may be exercised at any time prior to July 31, 2012

•	Warrants to purchase an aggregate of 496,589 shares of our common stock at an exercise price of $5.75. These warrants may be exercised at any time prior to July 31, 2012.

•	Options to purchase an aggregate of 340,685 shares of our common stock pursuant to our 2000 Stock Plan, with a weighted average exercise price of $7.05.
All of our outstanding warrants and options contain provisions for the adjustment of the exercise price and the number of shares issuable upon the exercise of the warrant or option in the event of stock dividends, stock splits, reorganizations, reclassifications and consolidations. In addition, certain of the warrants and options contain a net exercise provision.

Registration Rights
Red Cat Productions and JRT Productions, each the holder of 2,307,463 shares of ImaRx common stock are entitled to require us to register for resale under the Securities Act subject to certain limitations and restrictions, these shares and those shares received upon the conversion of the Promissory Notes into shares of the Company’s common stock. If during the first 365 days following the closing of the Transaction ImaRx proposes to register any of its stock pursuant to Section 5 of the Securities Act or other securities under the Securities Act in connection with the public offering of such securities, then each of Red Cat Productions and JRT Productions have a one-time piggyback registration right to have ImaRx include all or any of their shares of common stock in such registration. If ImaRx does not commence such a registration transaction during the first 365 days following the closing of the Transaction each of Red Cat Productions and JRT Productions shall have a one-time right to request that ImaRx register their shares of ImaRx common stock. These rights terminate with respect to Red Cat Productions and JRT Productions at such time as they may sell any of their shares of common stock freely, without registration and without restrictions regarding the quantity or manner of sale.
Option to Put ImaRx’s Common Stock.
Beginning on November 14, 2010, and continuing for a two year period immediately thereafter, the Put Period, JRT Productions and Red Cat Productions, and each of them have the right to require that, during any 90-day period following the first day of the Put Period, the Company purchase from each of them up to 25% of their shares of the total 2,307,463 shares of ImaRx common stock received by each of them under the Stock Purchase Agreement. They may exercise this put right, in whole or in part, at any time or from time to time during the two year period. If during any 90-day period either or both of JRT and Red Cat elect not to exercise the put right with respect to any of 25% of the shares which they are entitled to put, such shares may be put during the following 90-day period in addition to 25% of the shares that the they are entitled to put during such 90-day period. The price at which ImaRx shall be required to purchase the shares put to the Company shall be equal to $0.16 per share, subject to adjustment in the event of a stock split. The Company has the right to suspend the ability of either JRT or Red Cat to exercise their put rights during any period in which the Company is engaged in a capital raising transaction. In that event the term of the Put Period will be extended for an additional period equal to the period of the suspension.
Anti-Takeover Provisions
Delaware Anti-Takeover Law
We are subject to Section 203 of the Delaware General Corporation Law, which regulates, subject to some exceptions, acquisitions of publicly held Delaware corporations. In general, Section 203 prohibits us from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person becomes an interested stockholder, unless:
•	our board of directors approved the business combination or the transaction in which the person became an interested stockholder prior to the date the person attained this status;

•	upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date the person became an interested stockholder, our board of directors approved the business combination and the stockholders other than the interested stockholder authorized the transaction at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding stock not owned by the interested stockholder.
Section 203 defines a “business combination” to include:
•	any merger or consolidation involving us and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of our assets;

•	in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder;

•	any transaction involving us that has the effect of increasing the proportionate share of our stock owned by the interested stockholders; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through us.
In general, Section 203 defines an “interested stockholder” as any person who, together with the person’s affiliates and associates, owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of a corporation’s voting stock.
Certificate of Incorporation and Bylaw Provisions
Our amended and restated certificate of incorporation and bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or our management. These provisions include the following:
•	our board of directors can issue up to 5,000,000 shares of preferred stock, with any rights or preferences, including the right to approve or not approve an acquisition or other change in control;

•	our bylaws provide that our board of directors may be removed with or without cause by the affirmative vote of a majority of our stockholders;

•	our bylaws limit who may call a special meeting of stockholders to our board of directors, chairman of the board, president and one or more stockholders holding not less than 25% of all shares entitled to be cast on any issue proposed to be considered at that meeting;

•	our bylaws provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide timely advance written notice to us in writing;

•	our bylaws specify requirements as to the form and content of a stockholder’s notice;

•	our bylaws provides that, subject to the rights of the holders of any outstanding series of our preferred stock, all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum;

•	our bylaws provide that our board of directors may fix the number of directors by resolution;

•	our amended and restated certificate of incorporation provides that all stockholder actions must be effected at a duly called meeting of stockholders and not by written consent; and

•	our amended and restated certificate of incorporation does not provide for cumulative voting for our directors. The absence of cumulative voting may make it more difficult for stockholders owning less than a majority of our stock to elect any directors to our board.
Transfer Agent and Registrar
Registrar and Transfer Company has been appointed as the transfer agent and registrar for our common stock.
Lock-up Provisions
ImaRx’s former directors are subject to lock-up provisions relating to a total of 1,816,566 shares of Common Stock that they own, from the date of the closing of the Transaction until six months (6) after the date of the closing of the Transaction.

INDEMNIFICATION OF DIRECTORS AND OFFICERS
ImaRx is a Delaware corporation. Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify any person who is or was a director, officer, employee or agent of a corporation of an enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that with respect to an action brought by or in the right of the corporation, such indemnification is limited to expenses (including attorneys’ fees). Under the DGCL, Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
In addition, Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit.
ImaRx’s amended and restated certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. ImaRx’s amended and restated certificate of incorporation requires indemnification of its directors and officers to the fullest extent permissible under the DGCL and the ImaRx’s amended and restated bylaws provide for indemnification of officers and directors to the fullest extent authorized by the DGCL.
ImaRx has entered into indemnification agreements with each of its pre-Transaction directors and officers and intends to enter into indemnification agreements with any new directors and officers in the future. The indemnification agreements set forth certain procedures that will apply in the event of a claim for indemnification thereunder. At present, no litigation or proceeding is pending that involves a director or officer of ImaRx regarding which indemnification is sought, nor is ImaRx aware of any threatened litigation that may result in claims for indemnification.
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE
The disclosures required by this section are hereby incorporated by reference to Item 4.01 contained in ImaRx’s Current Report on Form 8-K filed with the SEC on December 23, 2008 and to Item 4.01 contained in ImaRx’s Current Report on Form 8-K filed with the SEC on May 11, 2009.
FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities
Items 1.01 and 2.01 of this Current Report on Form 8-K are incorporated herein by reference.
Item 5.01 Changes in Control of ImaRx
Items 1.01 and 2.01 of this Current Report on Form 8-K are incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.06 Change in Shell Company Status
See Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference. As a result of the Transaction described under Item 2.01 of this Current Report on form 8-K, the Company is no longer a shell company as the term is defined in Rule 12b-2 of the Exchange Act.
Section 9. Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
In accordance with Item 9.01(a), Sweet Spot audited financial statements for the fiscal years ended December 31, 2009 and 2008 are filed with this Current Report as Exhibit 99.1.
(b) Pro Forma Financial Information.
In accordance with Item 9.01(b), filed herewith as Exhibit 99.2 are the pro forma consolidated financial statements of Sycamore Films, Sweet Spot and ImaRx for the requisite periods.
(d) Exhibits

			Incorporated by Reference
Exhibit		Filed		Exhibit
No	Exhibit Title	Herewith	Form	No.	File No.	Filing Date

3.7	Amended and Restated Bylaws of the registrant		S-1	3.6	333-142646	5/4/2007

4.1	Specimen certificate evidencing shares of common stock		S-1	4.1	333-142646	5/4/2007

10.1*	Form of Indemnification Agreement entered into between the registrant and each of its directors and officers		S-1	10.1	333-142646	5/4/2007

10.2*	2000 Stock Plan and related agreements		S-1	10.3	333-142646	5/4/2007

10.3*	2007 Performance Incentive Plan and related agreements		S-1	10.4	333-142646	5/4/2007

10.08	Agreement for the Purchase and Sale of Stock dated March 17, 2010.		8-K	10.1	333-142646	3/23/2010

10.09	Agreement and Plan of Merger dated March 17, 2010.		8-K	10.2	333-142646	3/23/2010

10.10	Form of $200,000.00 Promissory Note between registrant and each of JRT Productions, Inc. and Red Cat Productions, Inc.	X

10.11	Form of Pledge and Security Agreement between the registrant and each of JRT Productions, Inc. and Red Cat Productions, Inc.	X

10.12*	Employment Agreement between Registrant and Donald Scotti	X

10.13*	Employment Agreement between Registrant and Joseph Takats	X

10.14	Registration Rights Agreement between registrant and each of JRT Productions, Inc. and Red Cat Productions, Inc.	X

Incorporated by Reference
Exhibit		Filed		Exhibit
No	Exhibit Title	Herewith	Form	No.	File No.	Filing Date
10.15	Shareholders Agreement between registrant and certain stockholders of registrant	X

10.16	SubLease Agreement Dated January 1, 2010	X

99.1	Audited Financial Statements of Sweet Spot Productions, Inc. and Reviewed Financials Statements	X

99.2	Proforma Financial Statements for ImaRx Therapeutics, Inc., Sycamore Films, Inc., and Sweet Spot Productions	X

*	Denotes a management contract or compensatory plan or arrangement.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the ImaRx has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMARX THERAPEUTICS, INC.
Dated: May 20, 2010	By:	/s/ Edward Sylvan
Edward Sylvan
Chief Executive Officer

IMARX THERAPEUTICS, INC. EXHIBIT INDEX

			Incorporated by Reference
Exhibit		Filed		Exhibit
No	Exhibit Title	Herewith	Form	No.	File No.	Filing Date

3.7	Amended and Restated Bylaws of the registrant		S-1	3.6	333-142646	5/4/2007

4.1	Specimen certificate evidencing shares of common stock		S-1	4.1	333-142646	5/4/2007

10.1*	Form of Indemnification Agreement entered into between the registrant and each of its directors and officers		S-1	10.1	333-142646	5/4/2007

10.2*	2000 Stock Plan and related agreements		S-1	10.3	333-142646	5/4/2007

10.3*	2007 Performance Incentive Plan and related agreements		S-1	10.4	333-142646	5/4/2007

10.08	Agreement for the Purchase and Sale of Stock dated March 17, 2010.		8-K	10.1	333-142646	3/23/2010

10.09	Agreement and Plan of Merger dated March 17, 2010.		8-K	10.2	333-142646	3/23/2010

10.10	Form of $200,000.00 Promissory Note between registrant and each of JRT Productions, Inc. and Red Cat Productions, Inc.	X

10.11	Form of Pledge and Security Agreement between the registrant and each of JRT Productions, Inc. and Red Cat Productions, Inc.	X

10.12*	Employment Agreement between Registrant and Donald Scotti	X

10.13*	Employment Agreement between Registrant and Joseph Takats	X

10.14	Registration Rights Agreement between registrant and each of JRT Productions, Inc. and Red Cat Productions, Inc.	X

10.15	Shareholders Agreement between registrant and certain stockholders of registrant	X

10.16	Lease Agreement	X

99.1	Audited Financial Statements of Sweet Spot Productions, Inc. and Reviewed Financial Statements	X

99.2	Proforma Financial Statements for ImaRx Therapeutics, Inc., Sycamore Films, Inc., and Sweet Spot Productions	X

*	Denotes a management contract or compensatory plan or arrangement.